UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: May 4, 2016
(Date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(281) 293-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on May 4, 2016, at which a quorum was present.  The table below sets forth the final number of votes cast for and against each matter voted on at that meeting, as certified by the independent inspector of election, as well as the number of abstentions and broker non-votes.

	Matter	For	Against	Abstentions	Broker Non-Votes
1.	Election of two directors
	(a) Greg C. Garland	370,660,320	14,098,257	2,077,928	82,316,043
	(b) John E. Lowe	334,067,638	51,470,815	1,298,052	82,316,043

2.	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2016	465,426,475	2,753,949	972,124	--

3.	Advisory vote on executive compensation	367,297,436	17,049,502	2,489,567	82,316,043

4.	Management proposal to amend the Certificate of Incorporation to declassify the Board of Directors over the next three years	380,802,796	4,053,466	1,980,243	82,316,043

Although the management proposal to amend the Certificate of Incorporation to declassify the Board of Directors received significant support from shareholders, it did not receive the affirmative vote of 80 percent of outstanding shares entitled to vote, as required by the Certificate of Incorporation. The company will evaluate whether to submit the proposal again in 2017.

There were 526,225,359 shares outstanding and entitled to vote as of the record date for the annual meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: May 6, 2016	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President, Legal, General Counsel and Corporate Secretary

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